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                                                                   EXHIBIT 10.17

                           RESTRICTED STOCK UNIT AWARD

Award Number: _______________

Award Date             Number of Units         Final Vesting Date
----------             ---------------         ------------------
02/23/2005                 11,472                  02/23/2009

      THIS CERTIFIES THAT SureWest Communications (the "Company") has on the Award Date specified above granted to Brian Strom ("Participant") an award (the "Award") to receive that number of restricted stock units (the "Restricted Stock Units") indicated above in the box labeled "Number of Units," each Restricted Stock Unit representing the right to receive one share of SureWest Communications Common Stock (the "Common Stock"), plus an additional amount pursuant to Section 1(b), subject to certain restrictions and on the terms and conditions contained in this Award and the SureWest Communications 2000 Equity Incentive Plan (the "Plan"). A copy of the Plan is available upon request. In the event of any conflict between the terms of the Plan and this Award, the terms of the Plan shall govern. Any terms not defined herein shall have the meaning set forth in the Plan.

1.    Rights of the Participant with Respect to the Restricted Stock Units.

            (a) No Shareholder Rights. The Restricted Stock Units granted pursuant to this Award do not and shall not entitle Participant to any rights of a shareholder of Common Stock. The rights of Participant with respect to the Restricted Stock Units shall remain forfeitable at all times prior to the date on which such rights become vested, and the restrictions with respect to the Restricted Stock Units lapse in accordance with Section 2, 3 or 4.

            (b) Additional Restricted Stock Units. As long as Participant holds Restricted Stock Units granted pursuant to this Award, the Company shall credit to Participant, on each date that the Company pays a cash dividend to holders of Common Stock generally, an additional number of Restricted Stock Units ("Additional Restricted Stock Units") equal to the total number of whole Restricted Stock Units and Additional Restricted Stock Units previously credited to Participant under this Award multiplied by the dollar amount of the cash dividend paid per share of Common Stock by the Company on such date, divided by the Fair Market Value of a share of Common Stock on such date. Any fractional Restricted Stock Unit resulting from such calculation shall be included in the Additional Restricted Stock Units. A report showing the number of Additional Restricted Stock Units so credited shall be sent to Participant periodically as determined by the Company. The Additional Restricted Stock Units so credited shall be subject to the same terms and conditions as the Restricted Stock Units to which such Additional Restricted Stock Units relate and the Additional Restricted Stock Units shall be forfeited in the event that the Restricted Stock Units with respect to which such Additional Restricted Stock Units were credited are forfeited.

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            (c) Conversion of Restricted Stock Units; Issuance of Common Stock.
Shares of Common Stock shall be issued to Participant to the extent of the vesting of the Restricted Stock Units upon the earlier to occur of (i) the Final Vesting Date, or (ii) cessation of Participant's service as an employee of the Company other than by Retirement (as defined below). Neither this Section 1(c) nor any action taken pursuant to or in accordance with this Section 1(c) shall be construed to create a trust of any kind. After any Restricted Stock Units vest pursuant to Section 2, 3 or 4, the Company shall promptly cause them to be recorded in book-entry form, registered in Participant's name or in the name of Participant's legal representatives, beneficiaries or heirs, as the case may be, in payment of such vested whole Restricted Stock Units and any Additional Restricted Stock Units. The value of any fractional Restricted Stock Unit shall be paid in cash at the time certificates are delivered to Participant in payment of the Restricted Stock Units and any Additional Restricted Stock Units.

2. Vesting. Subject to the terms and conditions of this Award, 1/48th of the Restricted Stock Units shall vest, and the restrictions with respect to the Restricted Stock Units shall lapse, on each of the first month anniversary of the Award Date and each month thereafter if Participant remains an employee of the Company.

3. Early Vesting and Exercise Upon Change in Control. Notwithstanding the other vesting provisions contained in Section 2, but subject to the other terms and conditions set forth herein, upon the effective date of a Change in Control, all of the Restricted Stock Units shall become immediately and unconditionally vested and exercisable, and the restrictions with respect to all of the Restricted Stock Units shall lapse.

4.    Forfeiture or Early Vesting Upon Termination of Service.

            (a) Termination of Service Generally. If, prior to vesting of the Restricted Stock Units pursuant to Section 2 or 3, Participant ceases to serve as an employee of the Company, for any reason (voluntary or involuntary) other than death, permanent long-term disability or Retirement (as defined below), then Participant's rights to all of the unvested Restricted Stock Units shall be immediately and irrevocably forfeited, including the right to receive Additional Restricted Stock Units.

            (b) Death or Permanent Long-Term Disability. If Participant dies while serving as an employee of the Company or its subsidiaries or during Retirement, or if Participant's service is terminated due to a permanent long-term disability which renders Participant incapable of performing his or her duties, then all unvested Restricted Stock Units shall become immediately vested and exercisable, and the restrictions with respect to all of the Restricted Stock Units shall lapse, as of the date of such long-term disability or death. No transfer by will or the applicable laws of descent and distribution of any Restricted Stock Units that vest by reason of Participant's death shall be effective to bind the Company unless the Committee shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the committee of the Board of Directors administering the Plan (the "Committee") may deem necessary to establish the validity of the transfer.

            (c) Retirement. If the Participant's termination of employment is due to the Participant's retirement after attaining 55 years of age, in accordance with the Company's

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retirement policy ("Retirement"), all outstanding and unvested Stock Units shall continue to vest in accordance with Section 2, provided that the following conditions are met for the entire Restriction Period:

                  (i) The Participant shall render, as an independent contractor and not as an employee, such advisory or consultative services to the Company as shall reasonably be requested by the Company, consistent with the Participant's health and any other employment or other activities in which such Employee may be engaged;

                  (ii) The Participant shall not render services for any organization or engage directly or indirectly in any business which, in the opinion of the Company, competes with or is in conflict with the interests of the Company; and

                  (iii) The Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material relating to the business of the Company, either during or after employment with the Company.

5. Restriction on Transfer. The Restricted Stock Units and any rights under this Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition shall be void and unenforceable against the Company. Notwithstanding the foregoing, Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of Participant and receive any property distributable with respect to the Restricted Stock Units upon the death of Participant.

6. Adjustments to Restricted Stock Units. In the event that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company or other similar corporate transaction or event affecting the Common Stock would be reasonably likely to result in the diminution or enlargement of any of the benefits or potential benefits intended to be made available under the Award (including, without limitation, the benefits or potential benefits of provisions relating to the vesting of the Restricted Stock Units), the Committee shall, in such manner as it shall deem equitable or appropriate in order to prevent such diminution or enlargement of any such benefits or potential benefits, make adjustments to the Award, including adjustments in the number and type of shares of Common Stock Participant would have received upon vesting of the Restricted Stock Units; provided, however, that the number of shares into which the Restricted Stock Units may be converted shall always be a whole number.

7.    Income Tax Matters.

            (a) In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all

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applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Participant, are withheld or collected from Participant.

            (b) In accordance with the terms of the Plan, and such rules as may be adopted by the Committee under the Plan, Participant may elect to satisfy Participant's federal and state income tax withholding obligations arising from the receipt of, or the lapse of restrictions relating to, the Restricted Stock Units, by (i) delivering cash, check (bank check, certified check or personal check) or money order payable to the Company, (ii) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered having a Fair Market Value equal to the amount of such taxes, or (iii) delivering to the Company shares of Common Stock already owned by Participant having a Fair Market Value equal to the amount of such taxes. Any shares already owned by Participant referred to in the preceding sentence must have been owned by Participant for no less than six months prior to the date delivered to the Company if such shares were acquired upon the exercise of an option or upon the vesting of restricted stock or other restricted stock units. The Company will not deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share. Participant's election must be made on or before the date that the amount of tax to be withheld is determined.

8.    Miscellaneous.

            (a) This Award does not confer on Participant any right with respect to the continuance of any relationship with the Company or its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such relationship at any time.

            (b) The Company shall not be required to deliver any shares of Common Stock upon vesting of any Restricted Stock Units until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

            (c) An original record of this Award and all the terms hereof, executed by the Company, is held on file by the Company. To the extent there is any conflict between the terms contained in this Award and the terms contained in the original held by the Company, the terms of the original held by the Company shall control.

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By your signature and the signature of the Company's representative below, you and the Company agree that these units are granted under and governed by the terms and conditions of the SureWest Communications 2000 Equity Incentive Plan (the "Plan") and the Restricted Stock Agreement, both of which are attached to and made a part of this document.

RECIPIENT:

________________________

SUREWEST COMMUNICATIONS,
a California corporation

By:_____________________
   Kirk C. Doyle
   Chairman

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